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                                                                   EXHIBIT 12

                   NEXTEL COMMUNICATIONS INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                              (dollars in millions)


                                                                                           Year Ended December 31,
                                                                            -----------------------------------------------------
                                                                                  1995              1996             1997
                                                                            ----------------  ----------------  ----------------

Loss from continuing operations before income tax benefit                    $       (532)     $        (863)    $      (1,309)

Add:
   Fixed charges                                                                      164                286               487

Less:
  Interest capitalized                                                                 31                 33                43


Less:
  Equity in losses of unconsolidated affiliates                                         -                (11)              (13)
  Losses attributable to minority interests                                             -                -                   3
                                                                             ----------------  ----------------  ----------------
Earnings as adjusted                                                          $      (399)      $       (599)     $       (855)
                                                                             ================  ================  ================
Fixed charges:
  Interest expense on indebtedness (including amortization of
     debt expense and discount and interest capitialized)                     $       146       $        261      $        451

  Portion of rent expense representative of interest (30%)                             18                 25                36
                                                                             ----------------  ----------------  ----------------

Fixed charges                                                                 $       164       $        286      $        487
                                                                             ================  ================  ================

Ratio of earnings to fixed charges                                                  (2.43)             (2.09)            (1.76)
                                                                             ================  ================  ================

Deficiency of earnings to cover fixed charges                                 $       563       $        885      $      1,342
                                                                             ================  ================  ================



                                                                           ----------------------------------
                                                                                1998              1999
                                                                           ----------------  ----------------

Loss from continuing operations before income tax benefit                   $      (1,711)       $   (1,298)

Add:
   Fixed charges                                                                      766               993

Less:
  Interest capitalized                                                                 55                46


Less:
  Equity in losses of unconsolidated affiliates                                       (12)              (73)
  Losses attributable to minority interests                                            17                19
                                                                            ----------------  ----------------
Earnings as adjusted                                                         $     (1,005)     $       (297)
                                                                            ================  ================
Fixed charges:
  Interest expense on indebtedness (including amortization of
     debt expense and discount and interest capitialized)                    $        711      $        924

  Portion of rent expense representative of interest (30%)                             55                69
                                                                            ----------------  ----------------

Fixed charges                                                                $        766      $        993
                                                                            ================  ================

Ratio of earnings to fixed charges                                                  (1.31)            (0.30)
                                                                            ================  ================

Deficiency of earnings to cover fixed charges                                $      1,771      $      1,290
                                                                            ================  ================



                                                                                    Three Months Ended
                                                                                         March 31,
                                                                            ----------------------------------
                                                                                 1999               2000
                                                                            ----------------  ----------------

Loss from continuing operations before income tax benefit                    $        (449)    $        (287)

Add:
   Fixed charges                                                                       222               312

Less:
  Interest capitalized                                                                   9                15


Less:
  Equity in losses of unconsolidated affiliates                                         (6)              (35)
  Losses attributable to minority interests                                             12                 3
                                                                             ----------------  ----------------
Earnings as adjusted                                                          $       (242)     $         42
                                                                             ================  ================
Fixed charges:
  Interest expense on indebtedness (including amortization of
     debt expense and discount and interest capitialized)                     $        207      $        293

  Portion of rent expense representative of interest (30%)                              15                19
                                                                             ----------------  ----------------

Fixed charges                                                                 $        222      $        312
                                                                             ================  ================

Ratio of earnings to fixed charges                                                   (1.09)             0.13
                                                                             ================  ================

Deficiency of earnings to cover fixed charges                                 $        464      $        270
                                                                             ================  ================
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